                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               EDO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                                                                  [EDOCORP LOGO]

                                                                  March 21, 2003

Dear Shareholder:

     The Notice of Annual Meeting and Proxy Statement for the 2003 Annual Meeting of EDO Corporation Shareholders are enclosed. We have reformatted the Proxy Statement this year to make it easier for you to read and understand, and welcome any comments you may have on the new format.

     The 2003 Annual Meeting is intended to be business only. The one formal item on the agenda is the election of five directors. The Proxy Statement provides information about each nominee. We do not expect any other items of business to be raised, and no speeches or presentations are planned.

     We hope you find our new Proxy Statement format helpful, and urge you to vote your shares promptly. As always, your vote is important.

                                          Sincerely yours,

                                          -s- James M. SMith
                                          JAMES M. SMITH
                                          Chairman, President and
                                          Chief Executive Officer

     EDO Corporation - 60 East 42nd Street, Suite 5010 - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2050

                                                                  [EDOCORP LOGO]

                            NOTICE OF ANNUAL MEETING

                                                                  March 21, 2003

     Notice is hereby given that the 2003 Annual Meeting of the Shareholders of EDO Corporation, a New York corporation, will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California on Tuesday, April 22, 2003 at 9:00 a.m. local time, for purposes of:

          1) electing five directors; and

          2) acting upon such other matters as may properly come before the meeting.

     All EDO shareholders of record at the close of business on March 7, 2003 are entitled to vote at the meeting. You will need an admission card to attend the meeting. This notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about March 21, 2003.

     We urge you to vote your shares over the internet, by telephone or through the mail at your earliest convenience.

                                          WILLIAM J. FROST
                                          Vice President, Administration and
                                          Shareholder Relations & Corporate
                                          Secretary

     EDO Corporation - 60 East 42nd Street, Suite 5010 - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2050

                                PROXY STATEMENT

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................     1
ELECTION OF DIRECTORS.......................................     4
  Information as to Nominees for Election to the Board of
     Directors..............................................     4
  Information as to Other Directors.........................     5
  Committees of the Board of Directors......................     6
REPORT OF THE AUDIT COMMITTEE...............................     7
  Information Regarding Independent Auditors................     7
EXECUTIVE COMPENSATION......................................     9
  Summary Compensation Table................................     9
  Other Executive Compensation..............................     9
  Option Grants in Last Fiscal Year.........................    11
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year End Option Values.................................    11
  Pension Plan Table........................................    12
  Directors' Compensation...................................    12
  Equity Compensation Plan Information......................    13
REPORT OF THE COMPENSATION COMMITTEE........................    14
SHAREHOLDER PERFORMANCE GRAPH...............................    15
SHARE OWNERSHIP.............................................    16
  Principal Holders of Common Shares........................    16
  Section 16(a) Beneficial Ownership Reporting Compliance...    18
MISCELLANEOUS...............................................    19
  Costs of Proxy Solicitation...............................    19
  Annual Reports............................................    19
APPENDIX A..................................................   A-1

                                PROXY STATEMENT

                             QUESTIONS AND ANSWERS

Q:  WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

A: The annual shareholder meeting of EDO Corporation will be held at the Fairmont Hotel, 170 South Market Street, San Jose, California, on Tuesday, April 22, 2003 at 9:00 a.m. local time. This proxy statement is being mailed to shareholders on or about March 21, 2003.

Q: WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO OWNS STOCK IN STREET NAME?

A. If you hold share certificates registered in your name, you are a shareholder of record. If your shares are in a broker account with your broker or bank, your shares are held in street name.

Q:  IF I HAVE EDO STOCK IN MY EDO CORPORATION EMPLOYEE INVESTMENT PLAN AND ESOP
    (PLAN) WILL I GET TO VOTE THOSE SHARES?

A: Yes, as a participant in the Plan, you are entitled to instruct the Trustee, GreatBanc, to vote the EDO common shares ("Common Shares") that have been allocated to your account as of March 7, 2003. This is in addition to any shares you hold outside of the Plan. Your vote will not be disclosed to the Company. It will be used by American Stock Transfer & Trust Company only to tabulate and certify the vote, and as required by law. Unallocated shares are voted in the same proportion as the vote for allocated shares.

Q:  HOW DO I GET AN ADMISSION CARD TO ATTEND THE MEETING?

A: If you are a shareholder of record your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. You will also need to bring a photo ID to gain admission.

Q:  WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on the re-election of three directors, Robert E. Allen, Robert Alvine and Michael J. Hegarty and the election of two directors, Dennis C. Blair and James Roth. For more information on each nominee, turn to "Information as to Nominees for Election to the Board of Directors" beginning on page 4.

Q:  WHO IS ENTITLED TO VOTE?

A: Each of the 1963 record holders of EDO Common Shares at the close of business on March 7, 2003 is entitled to one vote for each share they own. As of March 7, 2003, there were 19,709,704 Common Shares outstanding.

Q:  HOW DO I VOTE?

A:  You can vote in any one of the following ways:

     - You can vote on the internet by following the "Internet" instructions on your proxy card. If you vote on the internet, you do not need to mail in your proxy card.

     - You can vote by telephone by following the "Telephone" instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

     - You can vote by mail by signing and dating your proxy card, and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the five named nominees for election as directors.

     - You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

      Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of EDO. Under the Company's bylaws, shareholder proposals must have been received by November 25, 2002 to be considered at the Annual Meeting. To date, we have received no shareholder proposals.

Q:  HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 7, 2002, must be present, either in person or represented by proxy.

Q:  HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:  Each nominee must receive a plurality of votes cast for his election.

Q:  WHO WILL COUNT THE VOTES?

A: Representatives of American Stock Transfer & Trust Company will count the votes. In addition, a representative from American Stock Transfer & Trust Company will act as inspector of elections.

Q:  HOW ARE VOTES COUNTED?

A: In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:  WHAT SHARES ARE COVERED BY MY PROXY CARD?

A: You should have been provided a proxy card for each account in which you own Common Shares either:

     - directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

     - indirectly through a broker, bank or other holder of record.

     - indirectly through instructing the Trustee, GreatBanc, for shares held under the Plan.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is American Stock Transfer & Trust Company. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to American Stock Transfer & Trust Company at 1-800-937-5449. Please note, you cannot consolidate the shares held under the Plan; they require a separate voting instruction card.

Q:  WHAT IF MULTIPLE SHAREHOLDERS SHARE THE SAME ADDRESS?

A: If you would prefer to receive only one annual report and proxy statement at that address and you are a shareholder of record, make a toll-free call to American Stock Transfer & Trust Company at the phone number listed above. This practice, known as "householding," is designed to reduce our printing and postage costs. If your shares are held in street name, you can request to participate in householding by contacting your broker.

Q:  HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

     - voting by telephone or on the internet (only your most recent telephone or internet proxy is counted);

     - signing and submitting another proxy with a later date; or

     - voting again at the meeting.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
    DUE?

A: All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2004, including any nomination for membership on our Board of Directors, must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, EDO Corporation, 60 E. 42nd Street, Suite 5010, New York, NY 10165 by November 21, 2003. The notice must satisfy the requirements for shareholder proposals under the federal securities laws. Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2004 Annual Meeting, not just to those sought to be included in the Proxy Statement and form of proxy for the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of EDO. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held seven meetings during 2002.

     The Board is divided into three classes serving staggered, three-year terms. The terms of Robert E. Allen, Robert Alvine and Michael J. Hegarty will expire at the 2003 Annual Meeting, and each has been nominated for re-election for a term expiring in 2006. James Roth and Dennis C. Blair were appointed to the Board in 2002. Mr. Roth has been nominated for election for a term expiring in 2004, and Admiral Blair has been nominated for a term expiring in 2005. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted for the election of a substitute nominee recommended by the Board.

     In early 2002, the Board of Directors undertook a comprehensive review of its corporate governance practices. The charter of the Nominating Committee (now known as the Nominating and Governance Committee) was expanded to encompass responsibility for advising the Board on development of its governance practices, including the composition, size and qualifications of the Board and its Committees. The charters of the Audit and Compensation Committees were reviewed and updated. Formal governance guidelines were adopted that provide for, among other things, regular executive sessions of outside directors and a process for selecting a director to lead the executive sessions. In addition, a process for annual board self-assessment was adopted and implemented in 2003. The procedures for reporting violations of EDO's long-standing Business Ethics Policy, which applies to all employees, officers and directors of EDO, were revised to provide that reports of violations of financial and accounting policies be provided directly to the Audit Committee chairman. All but one member of EDO's Board of Directors are and will continue to be, independent of management, and all Board Committees are and will continue to be composed solely of independent directors.

     A biography of each member of EDO's current Board of Directors, including the three nominees for re-election, is set forth below.

Information as to Nominees for Election to the Board of Directors

NOMINEES FOR TERMS EXPIRING IN 2006

ROBERT E. ALLEN, AGE 58                             Elected to the Board in 1995

     Mr. Allen is Managing Director of Redding Consultants, Inc., a management consulting firm.

ROBERT ALVINE, AGE 64                               Elected to the Board in 1995

     Mr. Alvine is Chairman of the Board, President and CEO of i-Ten Management Corp., an investment, mergers and acquisitions, and management company, and, since 2000, Senior Operating Partner of DeSai Capital Management, Inc., a public and private equity investment company. He is Chairman of the Board of Governors of the University of New Haven.

MICHAEL J. HEGARTY, AGE 63                          Elected to the Board in 1982

     Mr. Hegarty is a director and the President and CEO of Flushing Financial Corporation and Flushing Savings Bank, a federal chartered savings bank.

NOMINEE FOR A TERM EXPIRING IN 2005

DENNIS C. BLAIR, ADM. U.S.N. RET., AGE 56           Elected to the Board in 2002

     Admiral Blair became a director of the Company in October 2002. He is a Senior Fellow at the Institute for Defense Analyses, a research and development center (since October 2002). In May 2002 he retired from the U.S. Navy after having served as Commander-in-Chief of the U.S. Pacific Command for three years. Previously, he was Director of the Joint Staff in the Office of the Chairman of Joint Chiefs of Staff, Washington, D.C. He is a director of Tyco International Ltd., a manufacturing and service company.

NOMINEE FOR A TERM EXPIRING IN 2004

JAMES ROTH, AGE 66                                  Elected to the Board in 2002

     Mr. Roth became a director of the Company in October 2002. He retired as director, President & CEO of GRC International Inc., a defense systems company, in 1998. He served as a director of Sure Beam, a food safety and processing company, from 2001 to 2002. He is a director and a member of the compensation committee of Titan Corporation, a defense systems company, and a director of Digimarc, a digital watermarking and secure identification company.

Information as to Other Directors

DIRECTORS WHOSE TERM WILL EXPIRE IN 2005

ROBERT M. HANISEE, AGE 64                           Elected to the Board in 1992

     Mr. Hanisee is a Managing Director of Trust Company of the West, an investment management company. He is a director and member of the Audit Committee of Titan Corporation, a defense systems company, a director and member of the Audit and Compensation Committees of Illgen Simulation Technology Inc., a defense modeling and simulation company, and a director and a member of the Audit and Human Resources and Governance Committees of Orbital Sciences Corporation, a space systems company.

RONALD L. LEACH, AGE 68                             Elected to the Board in 2000

     Mr. Leach retired from Eaton Corporation, a manufacturer of industrial products, in 1997 where he was Vice President - Accounting. He was a director of AIL Technologies, Inc. from 1997 to 2000, and a director of AIL Systems Inc., an aerospace and defense company, from 1991 to 2000.

GEORGE A. STRUTZ, JR., AGE 70                       Elected to the Board in 1995

     Mr. Strutz is a director of Home Care Industries, a private manufacturing company. Until December 2002, he was President and CEO of Strutz and Company, Inc., a consulting and management advisory company. He retired from Clopay Corporation, a manufacturer and marketer of specialty plastic films and building products, in 1997, where he was President and CEO.

DIRECTORS WHOSE TERM WILL EXPIRE IN 2004

GEORGE M. BALL, AGE 68                              Elected to the Board in 1995

     Mr. Ball is Chairman of Philpott, Ball & Werner, an investment banking firm.

JAMES M. SMITH, AGE 61                              Elected to the Board in 1999

     Mr. Smith is Chairman (since 2002), and President and Chief Executive Officer (since 2000) of EDO. Previously, he was President and CEO of AIL Systems Inc.

Committees of the Board of Directors

     Our Board of Directors has the following committees:

                                                                               NUMBER OF
NAME OF COMMITTEE AND MEMBERS          FUNCTIONS OF THE COMMITTEE           MEETINGS IN 2002
-----------------------------          --------------------------           ----------------
AUDIT                          This Committee is comprised entirely of             4
  Ronald L. Leach, Chair       non- employee directors, and its
  Robert Alvine                responsibilities include:
  George M. Ball               - appointing, compensating and overseeing
  Michael J. Hegarty           the work, independence and qualifications
                                 of EDO's external auditors;
                               - monitoring the integrity of EDO's
                               financial statements and compliance with
                                 regulatory requirements;
                               - monitoring the Company's accounting and
                                 financial reporting process and systems
                                 of internal control; and
                               - maintaining effective relationships among
                               the Board, senior management and the
                                 external auditors.
COMPENSATION                   This Committee is comprised entirely of             5
  Robert E. Allen, Chair       non- employee directors, and its
  Robert M. Hanisee            responsibilities include:
  George A. Strutz, Jr.        - reviewing the performance and approving
  James Roth                   the compensation of the Chairman, President
                                 and Chief Executive Officer;
                               - reviewing the performance and approving
                               the compensation of other officers and key
                                 employees;
                               - reviewing and approving incentive
                               compensation plans for the Chief Executive
                                 Officer and for other officers and key
                                 employees; and
                               - identifying and assessing candidates for
                               executive succession.
NOMINATING & GOVERNANCE        This Committee is comprised entirely of             5
  George M. Ball, Chair        non- employee directors, and its
  Robert E. Allen              responsibilities include:
  Dennis C. Blair              - identifying and proposing nominees for
  Robert M. Hanisee            election to the Board and its Committees;
                               - advising the Board concerning the
                               organization, size, composition,
                                 qualifications, overall development and
                                 governance practices of the Board and its
                                 Committees;
                               - reviewing Governance Guidelines and
                                 recommending changes to the Guidelines;
                               - conducting an annual evaluation of the
                               Board and its Committees; and
                               - considering recommendations from
                               shareholders for nominees for membership on
                                 the Board.
PENSION INVESTMENT             This Committee is comprised entirely of             5
  Robert Alvine, Chair         non- employee directors, and its
  Robert M. Hanisee            responsibilities include:
  Michael J. Hegarty           - establishing investment policies and
  George A. Strutz, Jr.        objectives for the Company's pension plan;
                                 and
                               - selecting or removing investment
                               managers, custodians, and consultants.

     On average, our directors attended over ninety-seven percent of all meetings of the Board of Directors and Committees on which they served during 2002, and no director attended less than seventy-five percent of such meetings.

                         REPORT OF THE AUDIT COMMITTEE

     Management has primary responsibility for EDO's financial statements and the reporting process, including the Company's internal control system. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee's role is to assist and oversee the Company's financial reporting process. The Committee is composed of four directors, all of whom have been determined by the Board of Directors to be "independent" and "financially literate" as defined under applicable rules of the New York Stock Exchange. In addition, the Board of Directors has determined that at least one member of the Committee has "financial expertise" as required under current Exchange rules. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The Committee held four regular meetings during 2002.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with management and with Ernst & Young LLP, the Company's independent auditors for 2002. In addition, the Committee has held discussions with Ernst & Young covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Ernst & Young regarding their independence.

     The Audit Committee discussed with Ernst & Young representatives the overall scope and plan for their respective audits, and met with them to discuss the results of their examination, their evaluation of the adequacy of the Company's internal controls and the overall quality of the Company's financial reporting. Separate private meetings without management present were also held with representatives of Ernst & Young at three meetings of the Committee in 2002.

     In reliance on the Audit Committee's reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Information Regarding Independent Auditors

     The Audit Committee is responsible for appointment of the Company's independent auditors. In February 2003 the Committee reappointed Ernst & Young as independent auditors of the Company for 2003. Ernst & Young has served as independent auditors of EDO and its subsidiaries since May 30, 2000.

     Representatives of Ernst & Young will attend the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

     Ernst & Young charged the Company the following fees for services provided for fiscal 2002:

     Audit Fees. The aggregate fees billed or to be billed by Ernst & Young for the fiscal year 2002 audit, and the review of quarterly financial statements, were $326,000.

     Financial Information Systems Design and Implementation Fees. Ernst & Young did not render any services to the Company related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

     All Other Fees. Aggregate fees billed or to be billed for all other services rendered by Ernst & Young to EDO for the fiscal year ended December 31, 2002 were $677,000. The specific services and related fees were as follows:


Audit-related services......................................   $530,000
Tax Consultation............................................     79,000
U.S. Tax Compliance and Return Preparation..................     68,000

     Audit-related services included services such as audits of benefit plans; the audit and due diligence related to the acquisition of Condor Systems, Inc.; services for the debt offering; and services for the Form S-3 filing with the Securities and Exchange Commission. The Audit Committee has considered the services provided by Ernst & Young and determined that the provision of these services is consistent with their independence.

     This report is furnished by the members of the Audit Committee.

                                          Ronald L. Leach, Chair
                                          Robert Alvine
                                          George M. Ball
                                          Michael J. Hegarty

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     This table discloses compensation received by EDO's Chief Executive Officer and the four other most highly paid executive officers in the Company for 2002, 2001 and 2000.

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                     -----------------------
                                               ANNUAL COMPENSATION   RESTRICTED   SECURITIES   ALL OTHER
                                               -------------------     STOCK      UNDERLYING    COMPEN-
NAME AND                                        SALARY     BONUS       AWARDS      OPTIONS      SATION
PRINCIPAL POSITION                      YEAR     ($)        ($)        ($)(1)        ($)        ($)(2)
------------------                      ----   --------   --------   ----------   ----------   ---------
James M. Smith........................  2002   472,028    398,500     135,100       15,000       16,873
  Chairman, President and               2001   460,747    384,500      48,000       15,000      433,714
  Chief Executive Officer               2000   313,020    347,000     167,200       75,000        8,863

William J. Frost......................  2002   145,655     62,700      27,020        3,125        6,177
  Vice President,                       2001   140,852     39,100       9,600        3,125      105,621
  Administration and                    2000   136,954     46,000       -            -            4,177
  Secretary

Frank W. Otto.........................  2002   176,637     87,500      40,530        5,000        1,982
  Executive Vice President              2001   162,264     74,500      14,400        5,000        3,614
                                        2000   155,626     79,500       -            -            -

Lisa M. Palumbo.......................  2002   208,276    110,300      28,060        5,000        7,432
  Vice President and                    2001      -          -          -            -            -
  General Counsel                       2000      -          -          -            -            -

Darrell L. Reed.......................  2002   263,671    180,600      67,550        7,500       10,749
  Vice President, Finance               2001   247,400    206,700      24,000        7,500       16,196
  and Treasurer (3)                     2000   167,756    144,100     100,320       20,000        8,863

---------------

(1) Based on the closing price of EDO common shares on December 31, 2002, the aggregate number and value of all restricted stock units held by the named executive officers as of that date were as follows: 76,500 restricted shares at $1,589,670. The named executive officers have dividend rights with respect to the restricted shares owned by them.

(2) The amounts shown for fiscal 2002 include (a) company contributions to the EDO Employee Stock Ownership Plan (a qualified employee benefit available to all employees of the corporation): $7,982 for Mr. Smith, $6,177 for Mr. Frost, $1,982 for Mr. Otto, $7,432 for Ms Palumbo and $7,482 for Mr. Reed; and (b) imputed income on loan interest with respect to loans made to Mr. Smith and Mr. Reed: $8,891 for Mr. Smith, and $3,267 for Mr. Reed (the loans were made to enable them to purchase shares of AIL Technology Inc. common stock in connection with Eaton Corporation's divesture of that business in 1997. EDO assumed the loans in the April 2000 merger of EDO and AIL).

(3) Mr. Reed retired in 2003.

Other Executive Compensation

     Employment Agreements. EDO is a party to an employment agreement with Mr. Smith, pursuant to which Mr. Smith serves as EDO's President and Chief Executive Officer for a term of three years, which commenced as of February 1, 2003. The agreement provides for a base salary of $600,000 per annum during the first year, $625,000 during the second year and $650,000 during the third year of the term of the agreement, and annual grants of restricted stock based on achievement of goals mutually agreed upon between Mr. Smith and the compensation committee. It is not anticipated that Mr. Smith will participate in any stock option plan during the term of the agreement.

     In accordance with the terms of Mr. Smith's agreement, if Mr. Smith's employment is terminated by him for Good Reason, as defined in the agreement, or is terminated by the Company for any reason other than death, disability, Cause, or mutual written agreement, during the three year term, EDO will pay to and/or provide for Mr. Smith the following severance payments and benefits, in lieu of any other payments or benefits due to him:

          (1) a lump sum cash payment equal to three times the sum of (i) Mr. Smith's annual base salary and (ii) the average of the annual bonuses paid to Mr. Smith for the three years preceding the termination of his employment (or, if higher, the amount of the annual bonus actually paid to Mr. Smith in the previous year),

          (2) continuation of employee welfare benefits for three years following termination of employment, and

          (3) continuation of participation service accrual under each employee retirement plan in which Mr. Smith was then participating for five years (or up to age 65 whichever is earlier) following termination of employment (or, in certain circumstances, a lump sum cash payment equal to the value of such additional service credit).

     In addition, Mr. Smith will be deemed to be vested in his EDO options and his restricted stock awards. Mr. Smith's agreement also requires EDO to make a gross-up payment if any of the amounts that he receives are subject to the golden parachute excise tax.

     Additionally, Mr. Smith has agreed to a restrictive covenant that becomes effective after the termination of his employment. The restrictive covenant provides that, for a period of two years following the termination of his employment, Mr. Smith will not provide services to a competing business (without EDO's consent) or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees. If his employment is terminated by him due to his retirement at the end of the term of the agreement, Mr. Smith will be given the opportunity to provide consulting services to EDO for up to two years, and EDO will pay him $300,000 annually for such services.

     Executive Termination Agreements. The company has entered into termination agreements with all executive officers, including the named executive officers. These agreements provide for severance benefits in the event employment terminates within three years for Mr. Reed and within eighteen months for all others following a change in control (as defined in the agreements) unless termination is on account of death, normal retirement or termination for cause. These agreements provide basic severance benefits which include an amount equal to one and one-half (or three in the case of Mr. Reed) times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The agreements also provide for the payment of legal fees incurred by the executive officers to enforce their rights under the agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the agreements and EDO's other benefit plans.

Option Grants in Last Fiscal Year

     This table provides information on awards of options to purchase Common Shares made to the named EDO executives during 2002.

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                 APPRECIATION FOR
                                          INDIVIDUAL GRANTS                         OPTION TERM
                          --------------------------------------------------   ---------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES    OPTIONS
                          UNDERLYING   GRANTED TO
                           OPTIONS     EMPLOYEES    EXERCISE OR
                           GRANTED     IN FISCAL    BASE PRICE    EXPIRATION      5%          10%
NAME                         (#)          YEAR       ($/SHARE)       DATE         ($)         ($)
----                      ----------   ----------   -----------   ----------   ---------   ---------
James M. Smith..........    15,000        6.7          27.02       05/06/12     254,910     645,930
William J. Frost........     3,125        1.4          27.02       05/06/12      53,106     134,568
Frank W. Otto...........     5,000        2.2          27.02       05/06/12      84,970     215,310
Lisa M. Palumbo.........     5,000        2.2          28.06       03/31/12      88,235     223,600
Darrell L. Reed.........     7,500        3.3          27.02       05/06/12     127,455     322,965

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     This table shows all stock option exercises in 2002 by the named EDO executives and the number and value of such executives' unexercised stock options at December 31, 2002.

                                                                         NUMBER OF
                                                                        SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING            IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS       OPTIONS HELD
                                  OPTIONS EXERCISED DURING 2002         AT 12/31/02         AT 12/31/02 (2)
                                 --------------------------------   -------------------   --------------------
                                 SHARES ACQUIRED   VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
NAME                             ON EXERCISE(#)        (1)($)        UNEXERCISABLE(#)       UNEXERCISABLE(#)
----                             ---------------   --------------   -------------------   --------------------
James M. Smith.................      -                 -              17,902/105,000       245,653/1,268,280
William J. Frost...............       2,000            40,024            4,500/6,250           54,698/44,038
Frank W. Otto..................      -                 -                    0/10,000                0/70,460
Lisa M. Palumbo................      -                 -                     0/5,000                     0/0
Darrell L. Reed................      -                 -                5,250/35,000          74,314/387,530

---------------

(1) Before taxes.

(2) Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2002 of $20.78.

Defined Benefit Plan

     The following table illustrates the estimated annual benefits payable from the EDO Corporation Defined Benefit Pension Plan, a tax-qualified retirement plan (the "Pension Plan"), at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Pension Plan, including the named EDO executives who participate in the Pension Plan. The Defined Benefit Pension Plan covers substantially all eligible employees of the Company and the cost of the Plan is borne entirely by the Company. In addition, the Company maintains a non-qualified excess benefit retirement plan in which all of the named executive officers, except Ms Palumbo, participate. The cost of the excess plan is borne entirely by the Company.

Pension Plan Table

FINAL AVERAGE                          YEARS OF CREDITED SERVICE AT RETIREMENT
TOTAL ANNUAL    -------------------------------------------------------------------------------------
COMPENSATION       5          10         15         20         25         30         35         40
-------------   --------   --------   --------   --------   --------   --------   --------   --------
 $  200,000     $ 20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $120,000   $140,000   $160,000
 $  250,000     $ 25,000   $ 50,000   $ 75,000   $100,000   $125,000   $150,000   $175,000   $200,000
 $  300,000     $ 30,000   $ 60,000   $ 90,000   $120,000   $150,000   $180,000   $210,000   $240,000
 $  350,000     $ 35,000   $ 70,000   $105,000   $140,000   $175,000   $210,000   $245,000   $280,000
 $  400,000     $ 40,000   $ 80,000   $120,000   $160,000   $200,000   $240,000   $280,000   $320,000
 $  450,000     $ 45,000   $ 90,000   $135,000   $180,000   $225,000   $270,000   $315,000   $360,000
 $  500,000     $ 50,000   $100,000   $150,000   $200,000   $250,000   $300,000   $350,000   $400,000
 $  550,000     $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000   $385,000   $440,000
 $  800,000     $ 80,000   $160,000   $240,000   $320,000   $400,000   $480,000   $560,000   $640,000
 $1,000,000     $100,000   $200,000   $300,000   $400,000   $500,000   $600,000   $700,000   $800,000

     The pension table above shows the estimated annual benefits, based on single life annuity, payable to covered individuals upon retirement under qualified and non-qualified pension plans in specified compensation and years of service classifications. The benefits shown include: (i) the benefits under the participants' prior plans which were frozen; (ii) the benefits which accrue under the plan formula after January 1, 2001; (iii) the benefits that accrue under the cash balance portion of the new plans beginning January 1, 2001; and
(iv) the benefits that accrue under the Supplemental Executive Retirement Plan described below.

     Benefits payable under the non-contributory qualified employees pension plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary, excluding bonus) out of the employee's final ten years of employment with EDO prior to retirement, and (ii) the number of years of credited service. As of January 1, 2003, Messrs. Smith, Frost, Otto and Reed had completed respectively 35, 33, 20 and 13 years of credited service under the plan. (Ms. Palumbo joined the Company after the Pension Plan was closed to new participants.)

     Messrs. Smith, Frost, Otto and Reed are also covered by a supplemental retirement benefit plan, adopted July 1, 2001. Under this plan, participants receive an amount which results in a total pension benefit payable equal to 2% of their final average compensation, that is, the average five highest consecutive years of total compensation (annual salary including bonus) multiplied by years of service. The benefit is offset by any amounts generated by the EDO defined benefit pension plan. Portions of this benefit are and will be paid as part of the qualified plan as well as funding by insurance policies of which EDO is the owner and beneficiary. Ms. Palumbo does not participate in the supplemental retirement benefit plan.

Directors' Compensation

     Directors' compensation is determined by the Compensation Committee. Each non-employee director receives an annual retainer of $18,000. They also receive a fee of $1,000 for attendance at each Board and

Committee meeting; or to a director serving as chair of a Committee, $1,500 for attendance at each meeting. Mr. Smith, as an employee of EDO, is not compensated for service on the Board or its Committees.

     Pursuant to the EDO Corporation Compensation Plan for Directors, a minimum of one-half of a director's retainer is paid in EDO Common Shares valued at the end of each quarter. Directors may defer all of their remaining cash compensation either in the form of an interest-bearing cash account, or in the form of stock units that are valued at the close of the quarter, credited with dividends declared during the deferral period and paid out in Common Shares or cash at the end of the deferral period at the then fair market value of Common Shares.

     In 2002, EDO shareholders approved the adoption of the EDO Corporation 2002 Non-Employee Director Stock Option Plan. On the effective date of the plan, May 7, 2002, each non-employee director received a special one-time grant of an option to purchase 10,000 Common Shares. The Plan provides that each non-employee director newly elected to the board any time after the effective date will also receive a special one-time grant. Every year subsequent to the year in which a non-employee director received the one-time special grant, he or she will receive an annual grant of an option to purchase 5,000 Common Shares. Each option to purchase Common Shares under this plan is immediately exercisable at an exercise price equal to the fair value of the Common Shares on the date the option is granted.

     Newly-elected directors are required to own, or acquire within one year of election, at least 1,000 Common Shares. No director received any additional compensation from EDO in 2002.

     As permitted by Section 726 of the Business Corporation Law of New York, EDO has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Great American Insurance Group for the 2003 year period which commenced on January 1, 2003 at a total cost of $259,400. The policy insures EDO against losses from claims against its directors and officers when they are entitled to indemnification by EDO, and insures EDO's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of EDO are covered by this insurance.

Equity Compensation Plan Information

                                                                                               (C)
                                                                                       NUMBER OF SECURITIES
                                                    (A)                                REMAINING AVAILABLE
                                                 NUMBER OF                (B)          FOR FUTURE ISSUANCE
                                              SECURITIES TO BE     WEIGHTED-AVERAGE        UNDER EQUITY
                                            ISSUED UPON EXERCISE   EXERCISE PRICE OF    COMPENSATION PLANS
                                               OF OUTSTANDING         OUTSTANDING           (EXCLUDING
                                             OPTIONS, WARRANTS     OPTIONS, WARRANTS   SECURITIES REFLECTED
PLAN CATEGORY                                    AND RIGHTS           AND RIGHTS          IN COLUMN (A))
-------------                               --------------------   -----------------   --------------------
EQUITY COMPENSATION PLANS APPROVED BY
  SECURITY HOLDERS........................       1,057,143              13.589               696,141
EQUITY COMPENSATION PLANS NOT APPROVED BY
  SECURITY HOLDERS........................          14,070              13.109                     0
                                                 ---------                                   -------
TOTAL.....................................       1,071,213                                   696,141

     The Company has one equity compensation plan that has not been approved by shareholders -- the EDO Corporation Compensation Plan for Directors. Under this Plan, each non-employee director is required to take one-half of his annual retainer in the form of EDO Common Shares, and may elect to receive any or all of the remainder of any cash compensation due such director in the form of EDO Common Shares. The Plan also provides the non-employee directors with the opportunity to defer receipt of their cash compensation in the form of cash or stock. Deferrals in the form of stock are converted to stock units based on the closing reported sales price of EDO Common Shares on the day that monies would have been otherwise paid. There is no established reserve of shares for issuance under the Plan and, therefore, no shares are reflected in column (c) in the table above. Aggregate shares issued under the Plan totaled 69,433, 314,458 and 19,775 and aggregate deferred stock units totaled 1,495, 1,462 and 4,015 for fiscal 2002, 2001 and 2000, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors is composed entirely of independent, outside directors and functions under a charter approved by the Board of Directors. One of the committee's functions is to determine the compensation of executive officers. There are three components to EDO's Executive Compensation package: short-term compensation; intermediate-term compensation; and long-term compensation.

Short-term Compensation

     Base salary is primarily set in accordance with comparable base salaries paid by peer group companies and national studies as verified by an outside agency.

     Annual incentive compensation awards for executive officers are primarily a function of the company's operational results for the year in accordance with an established plan as approved by the Board. Specific target performance criteria are set in accordance with the strategic and operating objectives of the company and of business units for the upcoming year. In 2002, the criteria were corporate and business unit earnings, return on capital employed, cash management, awards and revenue growth. There was also qualitative assessment of individual performance, which influenced the size of the individual incentive awards.

     Officers' compensation also includes, in addition to participation in company-wide plans generally available to all employees, certain benefits comparable to those of other businesses in its industry, such as a supplemental pension and other items as reported collectively in the summary compensation table.

Intermediate-Term Compensation

     Under EDO's 2002 Long-Term Incentive Plan and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of performance shares and restricted common shares. Restricted common shares are generally awarded at the beginning of a performance period and convey to the executive officer receiving the award all the rights of share ownership, including voting rights and dividends as may be paid to holders of Common Shares.

     In 2002, the compensation committee granted 17,750 restricted common shares to 10 executive officers, which shares vest only if the executive officer remains with the company for the duration of the performance period. They may vest sooner if certain stock performance criteria are met.

Long-Term Compensation

     In accordance with EDO's 2002 Long-Term Incentive Plan, options to purchase Common Shares are ordinarily awarded to executive officers at market price and become exercisable three years after grant and expire ten years from the date of grant. In 2002, 52,875 stock options were awarded to 10 executive officers under EDO's 2002 Long-Term Incentive Plan.

C.E.O. Compensation

     The Chief Executive Officer's compensation was determined by the peer group analysis and performance measurements described above with respect to all executive officers.

$1 Million Deduction Limit

     With respect to the one million-dollar cap on deductibility under Section 162 of the Internal Revenue Code, we do not presently believe that the compensation of EDO's executive officers will regularly approach such level. As a result, we have not established a policy with respect to Section 162. In addition, the compensation committee emphasizes the portion of executive compensation based on performance, which further serves to reduce the likelihood of reaching the Section 162 cap.

     This report is furnished by the members of the Compensation Committee.

                                          Robert E. Allen, Chair
                                          Robert M. Hanisee
                                          James Roth
                                          George A. Strutz, Jr.

                         SHAREHOLDER PERFORMANCE GRAPH

     This table compares the performance from 1997-2002 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor's 500), and an industry-specific index, Value Line Aerospace/ Defense Group, as provided to EDO by Value Line.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*
                  EDO CORPORATION, STANDARD & POORS 500 INDEX
                     AND VALUE LINE AEROSPACE/DEFENSE INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/02)
[COMPARISION GRAPH]

                                                     EDO CORPORATION          STANDARD & POORS 500          AEROSPACE/DEFENSE
                                                     ---------------          --------------------          -----------------
1997                                                        100                         100                         100
1998                                                      97.03                       128.4                       94.15
1999                                                      69.36                      154.44                      122.53
2000                                                      86.25                      138.78                      126.99
2001                                                     315.93                      120.68                       141.9
2002                                                     249.44                       92.48                      128.42

                        1997      1998      1999      2000      2001      2002
 EDO Corporation       $100.00   $97.03    $69.36    $86.25    $315.93   $249.44
 Standard & Poors
  500                  100.00    128.40    154.44    138.78    120.68      92.48
 Aerospace/Defense     100.00     94.15    122.53    126.99    141.90     128.42

---------------

* Assumes $100 invested at the close of trading on December 31, 1997 in EDO Corporation Common Shares, Standard & Poors 500 Index and Aerospace/Defense Group. The cumulative total return assumes reinvestment of dividends.

                                SHARE OWNERSHIP

Principal Holders of Common Shares

     This table shows, as of December 31, 2002, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP           CLASS(A)
------------------------------------                          -----------------      ----------
Adage Capital Partners, L.P.,
  Adage Capital Partners GP, L.L.C.
  and Adage Capital Advisors, L.L.C. .......................      1,431,500 (b)           7.27
  200 Clarendon Street, 52nd Floor
  Boston, MA 02116

EDO Employee Stock Ownership Plan...........................         4,246,892           21.50
  60 East 42nd Street, Suite 5010
  New York, NY 10016

Kern Capital Management, LLC,
  Robert E. Kern, Jr.
  and David G. Kern.........................................         1,190,800(c)         6.00
  114 West 47th Street, Suite 1926
  New York, NY 10036

Massachusetts Financial Services Company....................         1,155,770(d)(e)      5.84
  500 Boylston Street
  Boston, MA 02116

---------------

(a) Based on 19,696,155 Common Shares Outstanding at December 31, 2002.

(b) Holdings as of December 31, 2002 as reported to the SEC on Schedule 13G/A on February 10, 2003.

(c) Holdings as of December 31, 2002 as reported to the SEC on Schedule 13G on February 14, 2003.

(d) Holdings as of December 31, 2002 as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G/A on February 12, 2003.

(e) These shares of common stock include 95,970 of Common Shares which may be acquired through conversion of convertible bonds.

     This table gives information concerning Common Shares beneficially owned as of March 7, 2003 by each of the Company's directors, each of the named EDO executives and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

                                                               BENEFICIAL OWNERSHIP
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES       CLASS
------------------------                                      ---------   ----------
Robert E. Allen.............................................     52,630        *
Robert Alvine...............................................     55,559        *
George M. Ball..............................................     43,312        *
Dennis C. Blair.............................................     15,110        *
William J. Frost............................................     19,662        *
Robert M. Hanisee...........................................     63,952        *
Michael J. Hegarty..........................................     96,252        *
Ronald L. Leach.............................................     35,935        *
Frank W. Otto...............................................      6,459        *
Lisa M. Palumbo.............................................      2,328        *
Darrell L. Reed**...........................................    163,514        *
James Roth..................................................     15,110        *
James M. Smith..............................................    518,273      2.6%
George A. Strutz, Jr........................................     48,085        *
All Directors and Executive Officers as a group (17
  persons)..................................................  1,212,185      6.2%

 * Less than 1%

** Mr. Reed retired in 2003.

     The shares owned by directors and officers include shares owned by the spouses and minor children, held with shared voting power, held in the employee stock ownership plan ("ESOP") at March 7, 2003, and shares the individuals have the right to acquire within 60 days following March 7, 2003 upon exercise of options, as follows:

                                              SHARES OWNED BY                   SHARES ISSUABLE
                                             FAMILY MEMBERS /     SHARES HELD    UPON EXERCISE
NAME                                        SHARED VOTING POWER     IN ESOP       OF OPTIONS
----                                        -------------------   -----------   ---------------
Robert E. Allen...........................        -                  -               38,000
Robert Alvine.............................        -                  -               38,000
George M. Ball............................        -                  -               38,000
Dennis C. Blair...........................        -                  -               15,000
William J. Frost..........................        -                    447            4,500
Robert M. Hanisee.........................        -                  -               42,000
Michael J. Hegarty........................        -                  -               28,000
Ronald L. Leach...........................        -                  -               28,646
Frank W. Otto.............................        -                    258           -
Lisa M. Palumbo...........................        -                    328           -
Darrell L. Reed...........................         51,477              843           25,250
James Roth................................        -                  -               15,000
James M. Smith............................         87,053              888           92,902
George A. Strutz, Jr......................        -                  -               28,000
All Directors and Executive Officers as a
  group...................................        136,932            5,767          396,286

     Mr. Reed and Mr. Smith disclaim beneficial ownership with respect to the shares held by family members.

Indebtedness of Management

     Mr. James M. Smith and Mr. Darrell L. Reed were indebted to EDO pursuant to loans made to enable them to purchase shares of AIL Technology Inc. common stock in connection with Eaton Corporation's divestiture of that business in 1997. These loans were assumed by EDO in the April 2000 merger of EDO and AIL. The largest aggregate amount outstanding since January 1, 2002 was $379,803 for Mr. Smith and $140,000 for Mr. Reed. Annual interest charged on these loans for 2002 was 2.78%. Mr. Reed repaid all outstanding amounts to the Company as of March 11, 2003. The amount outstanding at March 3, 2003 for Mr. Smith was $259,803.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, EDO's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Shares are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their ownership of and transactions in EDO Common Shares and are also required to provide EDO with copies of such reports. Based solely on such reports and related information furnished to EDO, EDO believes that in fiscal 2002 all such filing requirements were complied with in a timely manner by all directors and executive officers except as follows:

     Due to a Company oversight regarding recent changes in the reporting requirements, Messrs. Allen, Alvine, Ball, Hanisee, Hegarty, Leach and Strutz each filed one late report on Form 4 reflecting that portion of their third quarter 2002 retainer fee paid in EDO Common Shares, and Mr. Hanisee filed two additional late reports, one on Form 4 and one on Form 5, reflecting that portion of his retainer fee deferred in EDO common share units and reinvested dividends on accumulated deferred common share units.

                                 MISCELLANEOUS

Costs of Proxy Solicitation

     We will pay the expenses of soliciting proxies for the 2003 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of Common Shares. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of EDO without additional compensation, as well as by employees of American Stock Transfer & Trust Company, the Company's vote tabulator. If utilized, payment to American Stock Transfer & Trust Company for such services will be based on actual expenses incurred, including time spent.

Annual Reports

     If you were a shareholder of record on March 7, 2003, you should have received a copy of EDO's 2002 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. In addition, a copy of EDO's annual report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2002 is available to each record and beneficial owner of Common Shares without charge upon written request to the Corporate Secretary.

     Requests for copies of the Annual Report to Shareholders or the Annual Report on Form 10-K should be sent to: Corporate Secretary, EDO Corporation, 60 East 42nd Street, Suite 5010, New York, NY 10165.

                                          By order of the Board of Directors,

                                          /s/ WILLIAM J. FROST
                                          WILLIAM J. FROST
                                          Corporate Secretary

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                EDO CORPORATION

                            REVISED DECEMBER 2, 2002

                              STATEMENT OF PURPOSE

     The Audit Committee, in its capacity as a committee of the Board of Directors, shall fulfill the Board's oversight responsibilities. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by EDO for the purpose of preparing or issuing an audit report or related work. Each such accounting firm shall report directly to the Committee. The Audit Committee will (a) assist Board oversight of (i) the integrity of EDO's Financial Statements, (ii) EDO's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of EDO's internal audit for action and internal auditors; and (b) prepare the report that the SEC rules require be included in EDO's annual proxy statement. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, Management and the external auditors. To effectively perform his or her role, each Committee Member will obtain an understanding of the detailed responsibilities of Committee membership as well as EDO business, operations and risks.

              ORGANIZATION AND QUALIFICATION OF COMMITTEE MEMBERS

     The Committee shall be comprised of three or more Directors each of whom shall be "independent" within the meaning of the Sarbanes-Oxley Act of 2002 and rules applicable to companies quoted on the New York Stock Exchange. Committee members shall be appointed by and serve at the pleasure of the Board of Directors. A Committee Chairman shall be designated by the Board of Directors. All Committee members shall be financially literate and at least one Committee member shall be a financial expert within the meaning of the Sarbanes-Oxley Act of 2002. Committee members may enhance their understanding of finance and accounting through educational programs offered by the Company or an outside consultant. No Committee member may serve on the Audit Committee of more than three public companies (including EDO) unless the Board of Directors determines that such simultaneous service will not impair such member's ability to serve effectively as a member of the Committee.

                                    MEETINGS

     Meetings of the Committee shall be held not less than quarterly. In furtherance of its purpose, the Committee shall provide sufficient opportunity for the external auditors and Management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately. The Committee shall make regular reports and appropriate recommendations to the Board of Directors.

                           ROLE AND RESPONSIBILITIES

A.  INTERNAL CONTROL

     1. Require that the internal auditors, external auditors and Management keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and similar matters.

     2. Require that EDO maintain an internal control function and report quarterly to the Committee on (i) the design and/or operation of EDO's internal controls and (ii) any fraud involving management or other employees who have a significant role in EDO's internal controls.

     3. Establish procedures for the receipt, retention and treatment of complaints received by EDO regarding accounting, internal controls or auditing matters, including the confidential, anonymous submission by employees regarding questionable accounting or auditing matters.

     4. Monitor whether internal control recommendations have been implemented by Management.

     5. Determine the extent to which internal and/or external auditors review
        (i) computer systems and applications, (ii) the security of such systems and applications, and (iii) the contingency plan for processing financial information in the event of a systems breakdown.

B.  FINANCIAL REPORTING

     1. Meet with Management and the internal and external auditors to review annual and quarterly financial statements and releases, prior to issuance or filing, issues related thereto and the results of the external auditors' annual audit or quarterly review, as the case may be, and make recommendations to the Board of Directors and report, as may be required, in the Company's filings.

     2. Review with Management and the external auditors significant risks and exposures and the plans to minimize such risks.

     3. Discuss significant judgments made as to asset and liability valuations with management and the external auditors.

     4. Review Management's disposition of proposed audit adjustments identified by the external auditors.

     5. Require that the external auditors communicate their judgment regarding the integrity of the financial statements to the Committee.

     6. To gain insight into the fairness of the statements and disclosures, obtain views and where appropriate, explanations from Management and from the external auditors on whether: generally accepted accounting principles have been consistently applied; there are any significant or unusual events or transactions; the Company's financial and operating controls are functioning effectively; and the financial statements contain adequate and appropriate disclosures.

C.  EXTERNAL AUDIT

     1. Discuss the accounting treatments, policies and practices used by the external auditors and alternatives to same within GAAP that have been discussed with management; discuss communications between management and external auditors. Review the external auditors' proposed audit scope and approach.

     2. Select and appoint the external auditors; review the performance of the external auditors.

     3. Review and obtain from external auditors confirmation of their independence.

     4. Review and approve annually the fee arrangements for both audit and non-audit services with the external auditors.

     5. Review and approve all audit services and non-audit services provided by external auditors.

D.  OTHER RESPONSIBILITIES

     1. Require that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

     2. Perform other oversight functions as requested by the full Board of Directors.

     3. Periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

     4. Engage independent counsel and other advisors as are necessary to the performance of the Committee's duties.

     5. Resolve disagreements, if any, between Management and the independent external auditors.

     While the Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Committee to plan or conduct internal control or other audits, or to ascertain the structure of internal controls or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the independent external auditor.

      This card admits the holder to the EDO Corporation Annual Meeting of Shareholders, which will be held in the Fairmont Hotel, 170 South Market Street, San Jose, California, on Tuesday, April 22, 2003 at 9:00 a.m. Please bring this card with you to the meeting if you plan to attend. You will also need to bring a photo ID to gain admission.




                                 EDO CORPORATION

            ANNUAL MEETING IF SHAREHOLDERS - TUESDAY APRIL 22, 2003
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDO CORPORATION.

      The undersigned hereby appoints WILLIAM J. FROST and LISA M. PALUMBO, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Fairmont Hotel, 170 South Market Street, San Jose, California, on Tuesday, April 22, 2003 at 9:00 a.m. California time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all the said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                 EDO CORPORATION

                                 APRIL 22, 2003

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                      -OR-

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

                                      -OR-

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your control number available when you access the web page.


--------------------------------------------------------------------------------
COMPANY NUMBER
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ACCOUNT NUMBER
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CONTROL NUMBER
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                             ELECTRONIC DISTRIBUTION

IF YOU WOULD LIKE TO RECEIVE FUTURE EDO CORPORATION PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, PLEASE VISIT HTTP://WWW.AMSTOCK.COM. CLICK ON SHAREHOLDER ACCOUNT ACCESS TO ENROLL. PLEASE ENTER YOUR TAX IDENTIFICATION NUMBER AND ACCOUNT NUMBER TO LOG IN, THEN SELECT RECEIVE COMPANY MAILINGS VIA EMAIL.

              -- Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. --

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. To elect five directors of the Company.

                     NOMINEES

[ ] FOR ALL NOMINEES     [ ] Robert E. Allen     (for a term expiring in 2006)
                         [ ] Robert Alvine       (for a term expiring in 2006)
[ ] WITHHOLD AUTHORITY   [ ] Michael J. Hegarty  (for a term expiring in 2006)
    FOR ALL NOMINEES     [ ] Dennis C. Blair     (for a term expiring in 2005)
                         [ ] James Roth          (for a term expiring in 2004)
[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]

And to transact such other business as may properly come before the meeting or any adjournment or postponements thereof. Only shareholders of record at the close of business on March 7, 2003 will be entitled to notice of and to vote at the annual meeting.

SIGN, DATE AND MAIL YOUR PROXY TODAY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

I PLAN TO ATTEND THE MEETING. [ ]

Signature of Shareholder                              Date:
                         ----------------------------      ---------------------

Signature of Shareholder                              Date:
                         ----------------------------      ---------------------

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. [ ]